                                                                   Exhibit 99.3

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

   Guidelines for Determining the Proper Identification Number to Give the Payer --Social Security Numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the type of number to give the payer.

                                                                                           Give the
                                      Give the                                             EMPLOYER
                                   SOCIAL SECURITY                                      IDENTIFICATION
For this type of account:            number of--         For this type of account:        number of--
--------------------------    -------------------------- ------------------------- -------------------------
1. An individual's account    The individual             8. Sole proprietorship    The owner (4)
                                                            account

2. Two or more                The actual owner of the    9. A valid trust, estate  The legal entity (Do not
   individuals                account or, if combined       or pension trust       furnish the identifying
   (joint account)            funds, any one of the                                number of the personal
                              individuals (1)                                      representative or trustee
                                                                                   unless the legal entity
                                                                                   itself is not designated
                                                                                   in the account title) (5)

3. Husband and wife           The actual owner of the    10. Corporate account     The corporation
   (joint account)            account or, if joint
                              funds, either person (1)

4. Custodian account of a     The minor (2)              11. Religious,            The organization
   minor (Uniform Gift to                                    charitable, or
   Minors Act)                                               educational
                                                             organization account

5. Adult and minor (joint     The adult or, if the       12. Partnership account   The partnership
   account)                   minor is the only              held in the name of
                              contributor, the minor (1)     the business

6. Account in the name of     The ward, minor, or        13. Association, club, or The organization
   guardian or committee      incompetent person (3)         other tax-exempt
   for a designated ward,                                    organization
   minor, or incompetent
   person

7.a. The usual revocable      The grantor-trustee (1)    14. A broker or           The broker or nominee
   savings trust account                                     registered nominee
   (grantor is also
   trustee)

  b. So-called trust          The actual owner (1)       15. Account with the      The public entity
     account                                                 Department of
   that is not a legal or                                    Agriculture in the
   valid trust under State                                   name of a public
   law                                                       entity (such as a
                                                             State or local
                                                             government, school
                                                             district, or prison)
                                                             that receives
                                                             agricultural program
                                                             payments

---------------------
(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) You must show your individual name, but you may also enter your business or "doing business" name. You may use either your Social Security Number or Employer Identification Number.

(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

   If you do not have a taxpayer identification number or if you do not know your number, obtain Form SS-5, Application for Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

Payees Exempt from Backup Withholding

   Payees specifically exempted from backup withholding on ALL payments by brokers include the following:

  . A corporation.

  . A financial institution.

  . An organization exempt from a tax under Section 501(a), or an individual retirement plan or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(F)(2).

  . The United States or any agency or instrumentality thereof.

  . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

  . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

  . An international organization or any agency or instrumentality thereof.

  . A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

  . A real estate investment trust.

  . A common trust fund operated by a bank under Section 584(a).

  . An entity registered at all times under the Investment Company Act of 1940.

  . A foreign central bank of issue.

  . A futures commission merchant registered with the Commodity Futures Trading
    Commission.

  . A person registered under the Investment Advisors Act of 1940 who regularly acts as a broker.

   Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

  . Payments to nonresident aliens subject to withholding under Section 1441.

  . Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

  . Payments of patronage dividends where the amount received is not paid in money.

  . Payments made by certain foreign organizations.

  . Payments made to a nominee.

   Payments of interest not generally subject to backup withholding include the following:

  . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

  . Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

  . Payments described in Section 6049(b)(5) to nonresident aliens.

  . Payments on tax-free covenant bonds under Section 1451.

  . Payments made by certain foreign corporations.

  . Payments made to a nominee.

   Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK "EXEMPT" IN PART II OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

   Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Section 6041, 6041(A)(a), 6045, and 6050A.

   Privacy Act Notice.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 2002, payers must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

   (1) Penalty for Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

   (2) Failure to Report Certain Dividend and Interest Payments.--If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.

   (3) Civil Penalty for False Information With Respect to Withholding.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

   (4) Criminal Penalty for Falsifying Information.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

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